EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement"), is made and entered into as of the 1st day of April, 1996 (the "Effective
Date"), by and between HEARTLAND FINANCIAL USA, INC., a Delaware corporation (the "Employer"), and JAMES E. LUKAS (the
"Executive").

                            RECITALS

     A. The Employer will own all of the issued and outstanding stock of the Riverside Community Bank (in formation), Rockford,
Illinois (the "Bank").

     B. The Employer desires to employ the Executive as an officer of the Bank for a specified term.

     C. The Executive is willing to accept such employment upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter contained, it is covenanted and agreed by and between the parties hereto as follows:

                            AGREEMENTS

     Position and Duties. The Employer hereby employs the Executive as the President of the Bank, or in such other senior executive capacity as shall be mutually agreed between the Employer and the Executive. During the period of the Executive's employment hereunder, the Executive shall devote his best efforts and full business time, energy, skills and attention to the business and affairs of the Employer. The Executive's duties and authority shall consist of and include all duties and authority customarily performed and held by persons holding equivalent positions with business organizations similar in nature and size to the Employer, as such duties and authority are reasonably defined, modified and delegated from time to time by the board of directors of the Employer (the "Board"), or the board of directors of the Bank, provided, however, that in the case of conflicting directives, those of the board of directors of the Employer shall control. The Executive shall have the powers necessary to perform the duties assigned to him and shall be provided such supporting services, staff, secretarial and other assistance, office space and accoutrements as shall be reasonably necessary and appropriate in the light of such assigned duties.

     Compensation. As compensation for the services to be provided by the Executive hereunder, the Executive shall receive the following compensation, expense reimbursement and other benefits:

          (a) Base Compensation. The Executive shall receive an aggregate annual minimum base salary at the rate of ninety thousand dollars ($90,000) payable in installments in accordance with the regular payroll schedule of the Bank. Such base compensation shall be subject to review annually commencing in 1996 and shall be maintained or increased during the term hereof in accordance with the Bank's established management compensation policies and plans.

          (b) Reimbursement of Expenses. The Executive shall be reimbursed, upon submission of appropriate vouchers and supporting documentation, for all travel, entertainment and other out-of-pocket expenses reasonably and necessarily incurred by the Executive in the performance of his duties hereunder and shall be entitled to attend seminars, conferences and meetings relating to the business of the Bank consistent with the Bank's established policies in that regard.

          (c) Other Benefits. The Executive shall be entitled to all benefits specifically established for him and, when and to the extent he is eligible therefor, to participate in all plans and benefits generally accorded to senior executives of the Bank, including, but not limited to, pension, profit-sharing, supplemental retirement, incentive compensation, stock option program, stock purchase plan, disability income, split-dollar life insurance, group life, medical and hospitalization insurance, and similar or comparable plans, and also to perquisites extended to similarly situated senior executives, provided, however, that such plans, benefits and perquisites shall be no less than those made available to all other employees of the Bank.

          (d) Withholding. The Bank shall be entitled to withhold from amounts payable to the Executive hereunder, any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold. The Bank shall be entitled to rely upon the opinion of its legal counsel with regard to any question concerning the amount or requirement of any such withholding.

          (e) Vacations. The Executive shall be entitled to an annual vacation in accordance with the vacation policy of the Bank which vacation shall be taken at a time or times mutually agreeable to the Bank and the Executive.

          (f) Allocations. The Executive and the Employer intend that the Executive will be an employee of the Bank, and that the Executive will be devoting his full time and attention to the affairs of the Bank in his capacity as the Bank's President. The Employer may allocate to the Bank any portion of the Executive's salary, cash bonus and other compensation and benefits that the Employer and the Bank deem to be a lawful and appropriate allocation, but no such allocation will relieve the Employer of any of its obligations to the Executive under this Agreement.

     Confidentiality and Loyalty. The Executive acknowledges that heretofore or hereafter during the course of his employment he has produced and may hereafter produce and have access to material, records, data, trade secrets and information not generally available to the public (collectively, "Confidential Information") regarding the Employer and its subsidiaries and affiliates. Accordingly, during and subsequent to termination of this Agreement, the Executive shall hold in confidence and not directly or indirectly disclose, use, copy or make lists of any such Confidential Information, except to the extent that such information is or thereafter becomes lawfully available from public sources, or such disclosure is authorized in writing by the Employer, required by a law or any competent administrative agency or judicial authority, or otherwise as reasonably necessary or appropriate in connection with performance by the Executive of his duties hereunder. All records, files, documents and other materials or copies thereof relating to the Employer's business which the Executive shall prepare or use, shall be and remain the sole property of the Employer, shall not be removed from the Employer's premises without its written consent, and shall be promptly returned to the Employer upon termination of the Executive's employment hereunder. The Executive agrees to abide by the Employer's reasonable policies, as in effect from time to time, respecting avoidance of interests conflicting with those of the Employer.

     Term and Termination.

          (a) Basic Term. The Executive's employment hereunder shall be for a term of three (3) years commencing as of the Effective Date.

          (b) Premature Termination. In the event of the termination of this Agreement by the Employer for any reason prior to the receipt by the Employer of regulatory approval to commence operations of the Bank in Rockford, Illinois, the Employer shall pay the Executive one year's base salary and shall continue to provide coverage for the Executive under the health and life insurance programs maintained by the Employer for one year following the date of such termination. Payments shall not be reduced in the event the Executive obtains other employment following the termination of employment by the Employer.

          (c) Constructive Termination. If at any time during the term of this Agreement, except in connection with a termination pursuant to paragraph (d) of this Section 4, the Executive is Constructively Discharged (as hereinafter defined) then the Executive shall have the right, by written notice to the Employer within sixty (60) days of such Constructive Discharge, to terminate his services hereunder, effective as of thirty (30) days after such notice, and the Executive shall have no rights or obligations under this Agreement other than as provided in this
Section 4 and Section 5 hereof. The Executive shall in such event be entitled to a lump sum payment of compensation and benefits and continuation of the health, life and disability insurance as if such termination of his employment was pursuant to paragraph (b) of this Section 4.

For purposes of this Agreement, the Executive shall be "Constructively Discharged" upon the occurrence of any one of the following events:

               (i) The Executive is not re-elected or is removed from the positions with the Employer set forth in Section 1 hereof, other than as a result of the Executive's election or appointment to positions of equal or superior scope and responsibility; or

               (ii) The Executive shall fail to be vested by the Employer with the powers, authority and support services of any of said offices; or

               (iii)     The Employer otherwise commits a
material breach of its obligations under this Agreement.

          (d) Termination for Cause. This Agreement may be terminated for cause as hereinafter defined. "Cause" shall mean:
(i) the Executive's death or his permanent disability, which shall mean the Executive's inability, as a result of physical or mental incapacity, substantially to perform his duties hereunder for a period of six (6) consecutive months; (ii) a material violation by the Executive of any applicable material law or regulation respecting the business of the Employer; (iii) the Executive being found guilty of a felony, an act of dishonesty in connection with the performance of his duties as an officer of the Employer, or which disqualifies the Executive from serving as an officer or director of the Employer; or (iv) the willful or negligent failure of the Executive to perform his duties hereunder in any material respect. The Executive shall be entitled to at least thirty (30) days' prior written notice of the Employer's intention to terminate his employment for any cause (except the Executive's death) specifying the grounds for such termination, a reasonable opportunity to cure any conduct or act, if curable, alleged as grounds for such termination, and a reasonable opportunity to present to the Board his position regarding any dispute relating to the existence of such cause.

          (e) Termination upon Death. In the event payments are due and owing under this Agreement at the death of the Executive, payment shall be made to such beneficiary as Executive may designate in writing, or failing such designation, to the executor of his estate, in full settlement and satisfaction of all claims and demands on behalf of the Executive. Such payments shall be in addition to any other death benefits of the Employer for the benefit of the Executive and in full settlement and satisfaction of all payments provided for in this Agreement.

          (f) Termination upon Disability. The Employer may terminate the Executive's employment after having established the Executive's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties under this Agreement which continues for a period of at least one hundred eighty (180) consecutive days. The Executive shall be entitled to the compensation and benefits provided for under this Agreement for any period during the term of this Agreement and prior to the establishment of the Executive's Disability during which the Executive is unable to work due to a physical or mental infirmity. Notwithstanding anything contained in this Agreement to the contrary, until the date specified in a notice of termination relating to the Executive's Disability, the Executive shall be entitled to return to his position with the Employer as set forth in this Agreement in which event no Disability of the Executive will be deemed to have occurred.

          (g)  Termination upon Change of Control.

               (i)  In the event of a Change in Control (as
defined below) of the Employer and the termination of the Executive's employment under either A or B below, the Executive shall be entitled to a lump sum payment equal to two (2) times the sum of his base salary then payable and an amount equal to the most recent bonus paid to the Executive. The Employer shall also continue to provide coverage for the Executive under the health and life insurance programs for two (2) years following such termination unless and until the Executive becomes eligible for coverage under the terms of any other health or life insurance program of a subsequent employer. The following shall constitute termination under this paragraph:

                    A.   The Executive terminates his employment
under this Agreement by a written notice to that effect delivered to the Board within six (6) months after the Change in Control.

                    B.   The Agreement is terminated by the
Employer or its successor either in contemplation of or after the Change in Control.

               (ii) For purposes of this paragraph, the term
"Change in Control" shall mean the following:

                    A.   The consummation of the acquisition by
any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty-one percent (51%) or more of the combined voting power of the then outstanding voting securities of the Employer; or

                    B.   The individuals who, as of the date
hereof, are members of the Board cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the stockholders, of any new director was approved by a vote of a majority of the Board, and such new director shall, for purposes of this Agreement, be considered as a member of the Board; or

                    C. Approval by stockholders of the Employer of: (1) a merger or consolidation if the stockholders, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than forty-nine percent (49%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Employer outstanding immediately before such merger or consolidation; or
(2) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of the Employer.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because fifty-one percent (51%) or more of the combined voting power of the then outstanding securities of the Employer are acquired by: (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity; or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders in the same proportion as their ownership of stock immediately prior to such acquisition.

          (e)  Regulatory Suspension and Termination.

               (i) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Employer's affairs by a notice served under Section 8(e)(3) (12 U.S.C. 1818(e)(3)) or 8(g) (12 U.S.C. 1818(g)) of
the Federal Deposit Insurance Act, as amended, the Employer's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Employer may in its discretion (A) pay the Executive all or part of the compensation withheld while their contract obligations were suspended and (B) reinstate (in whole or in part) any of the obligations which were suspended.

               (ii) If the Executive is removed and/or
permanently prohibited from participating in the conduct of the Employer's affairs by an order issued under Section 8(e) (12 U.S.C. 1818(e)) or 8(g) (12 U.S.C. 1818(g)) of the Federal
Deposit Insurance Act, as amended, all obligations of the Employer under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

               (iii) If the Employer is in default as defined in Section 3(x) (12 U.S.C. 1813(x)(1)) of the Federal Deposit Insurance Act, as amended, all obligations of the Employer under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

               (iv) All obligations of the Employer under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution by the Federal Deposit Insurance Corporation (the "FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Employer under the authority contained in Section 13(c) (12 U.S.C. 1823(c)) of the Federal Deposit Insurance Act, as amended, or when the Employer is determined by the FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     5.   Non-Competition Covenant.

          (a) Restrictive Covenant. The Employer and the Executive have jointly reviewed the customer lists and operations of the Employer and have agreed that the primary service area of the Employer's lending and deposit taking functions in which the Executive will actively participate extends to an area encompassing a fifty (50) mile radius from the main office of the Bank in Rockford, Illinois. Therefore, as an essential ingredient of and in consideration of this Agreement and the payment of the amounts described in Section 2, the Executive hereby agrees that if his employment under this Agreement is terminated under any of the circumstances described in either
Section 4(g)(i)A. or Section 4(g)(i)B. of this Agreement, for a period of one (1) year after such termination (the "Restrictive Period"), he will not directly or indirectly compete with the business of the Employer or any of its subsidiaries, including, but not by way of limitation, by directly or indirectly owning, managing, operating, controlling, financing, or by directly or indirectly serving as an employee, officer or director of or consultant to, or by soliciting or inducing, or attempting to solicit or induce, any employee or agent of Employer or any of its subsidiaries to terminate employment with Employer or any of its subsidiaries and become employed by any person, firm, partnership, corporation, trust or other entity which owns or operates, a bank, savings and loan association, credit union or similar financial institution (a "Financial Institution") within a fifty (50) mile radius of the Bank's main office in Rockford, Illinois (the "Restrictive Covenant"). If the Executive violates the Restrictive Covenant and the Employer brings legal action for injunctive or other relief, the Employer shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the Restrictive Covenant. Accordingly, the Restrictive Covenant shall be deemed to have the duration specified in this Section 5(a) computed from the date the relief is granted but reduced by the time between the period when the Restrictive Period began to run and the date of the first violation of the Restrictive Covenant by the Executive. In the event of a premature termination under Section 4(b), the Executive will have no continuing obligations to the Employer under this Section. The foregoing Restrictive Covenant shall not prohibit the Executive from owning directly or indirectly capital stock or similar securities which are listed on a securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System which do not represent more than one percent (1%) of the outstanding capital stock of any Financial Institution.

          (b) Remedies for Breach of Restrictive Covenant. The Executive acknowledges that the restrictions contained in Sections 3 and 5(a) of this Agreement are reasonable and necessary for the protection of the legitimate business interests of the Employer, that any violation of these restrictions would cause substantial injury to the Employer and such interests, that the Employer would not have entered into this Agreement with the Executive without receiving the additional consideration offered by the Executive in binding himself to these restrictions and that such restrictions were a material inducement to the Employer to enter into this Agreement. In the event of any violation or threatened violation of these restrictions, the Employer, in addition to and not in limitation of, any other rights, remedies or damages available to the Employer under this Agreement or otherwise at law or in equity, shall be entitled to preliminary and permanent injunctive relief to prevent or restrain any such violation by the Executive and any and all persons directly or indirectly acting for or with him, as the case may be.

     6. Intercorporate Transfers. If the Executive shall be voluntarily transferred to an affiliate of the Employer, such transfer shall not be deemed to terminate or modify this Agreement and the employing corporation to which the Executive shall have been transferred shall, for all purposes of this Agreement, be construed as standing in the same place and stead as the Employer as of the date of such transfer. For purposes hereof, an affiliate of the Employer shall mean any corporation directly or indirectly controlling, controlled by, or under common control with the Employer.

     7. Interest in Assets. Neither the Executive nor his estate shall acquire hereunder any rights in funds or assets of the Employer, otherwise than by and through the actual payment of amounts payable hereunder; nor shall the Executive or his estate have any power to transfer, assign, anticipate, hypothecate or otherwise encumber in advance any of said payments; nor shall any of such payments be subject to seizure for the payment of any debt, judgment, alimony, separate maintenance or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise of the Executive.

     8.   Indemnification.

          (a) The Employer shall hold harmless and indemnify the Executive (and his heirs, executors and administrators) to the fullest extent permitted under applicable law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been an officer of the Employer or any of its subsidiaries (whether or not he continues to be an officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

          (b) In the event the Executive becomes a party, or is threatened to be made a party, to any action, suit or proceeding for which the Employer has agreed to provide indemnification under this Section 8, the Employer shall, to the full extent permitted under applicable law, advance all expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement (collectively "Expenses") incurred by the Executive in connection with the investigation, defense, settlement, or appeal of any threatened, pending or completed action, suit or proceeding, subject to receipt by the Employer of a written undertaking from the Executive to reimburse the Employer for all Expenses actually paid by the Employer to or on behalf of the Executive in the event it shall be ultimately determined that the Executive is not entitled to indemnification by the Employer for such Expenses.

     9.   General Provisions.

          (a) Successors; Assignment. This Agreement shall be binding upon and inure to the benefit of the Executive, the Employer and his and its respective personal representatives, successors and assigns, and any successor or assign of the Employer shall be deemed the "Employer" hereunder. The Employer shall require any successor to all or substantially all of the business and/or assets of the Employer, whether directly or indirectly, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Employer would be required to perform if no such succession had taken place.

          (b) Entire Agreement; Modifications. This Agreement constitutes the entire agreement between the parties respecting the subject matter hereof, and supersedes all prior negotiations, undertakings, agreements and arrangements with respect thereto, whether written or oral. Except as otherwise explicitly provided herein, this Agreement may not be amended or modified except by written agreement signed by the Executive and the Employer.

          (c) Enforcement and Governing Law. The provisions of this Agreement shall be regarded as divisible and separate; if any of said provisions should be declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected thereby. This Agreement shall be construed and the legal relations of the parties hereto shall be determined in accordance with the laws of the state of Illinois without reference to the law regarding conflicts of law.

          (d) Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Executive within fifty (50) miles from the main office of the Employer, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid through the date of termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

          (e) Legal Fees. All reasonable legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Employer if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement.

          (f) Waiver. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party, shall be deemed a waiver of any similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

          (g) Notices. Notices pursuant to this Agreement shall be in writing and shall be deemed given when received; and, if mailed, shall be mailed by United States registered or certified mail, return receipt requested, postage prepaid; and if to the Employer, addressed to the principal headquarters of the
Employer, attention:   President; or, if to the Executive, to the
address set forth below the Executive's signature on this Agreement, or to such other address as the party to be notified shall have given to the other.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

HEARTLAND FINANCIAL USA, INC.


By:  \s\ Lynn B. Fuller         \s\ James E. Lukas
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